CUSIP No. 85512C105	Page 15 of 15 pages
EXHIBIT A
JOINT REPORTING AGREEMENT
This will confirm the agreement by and among the undersigned that the Schedule 13G filed on or about this date with respect to the beneficial ownership of the undersigned of the Common Units of Star Gas Partners, L.P. is being filed on behalf of each of the parties named below.
Dated: February 14, 2007

THE PABRAI INVESTMENT FUND II, L.P.

By: Dalal Street, LLC, Its General Partner

		By:	/s/ Mohnish Pabrai

Mohnish Pabrai, Chief Executive Officer

PABRAI INVESTMENT FUND 3, LTD.

	By:	/s/ Mohnish Pabrai

Mohnish Pabrai, President

THE PABRAI INVESTMENT FUND IV, L.P.

By: Dalal Street, LLC, Its General Partner

		By:	/s/ Mohnish Pabrai

Mohnish Pabrai, Chief Executive Officer

DALAL STREET, LLC

	By:	/s/ Mohnish Pabrai

Mohnish Pabrai, Chief Executive Officer

DALAL STREET, INC.

By:	/s/ Mohnish Pabrai

Mohnish Pabrai, Chief Executive Officer

/s/ Harina Kapoor
Harina Kapoor

/s/ Mohnish Pabrai
Mohnish Pabrai